Exhibit 1.1

Execution Version

Endurance International Group Holdings, Inc.

Common Stock, par value $0.0001 per share

Underwriting Agreement

March 6, 2015

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

Ladies and Gentlemen:

The stockholders of Endurance International Group Holdings, Inc., a Delaware corporation (the “Company”), named in Schedule I hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated herein, to sell to Credit Suisse Securities (USA) LLC (the “Underwriter” or “you”), an aggregate of 12,000,000 shares of common stock, par value $0.0001 per share (“Stock”), of the Company and, at the election of the Underwriter, up to 1,800,000 additional shares of Stock. The aggregate of 12,000,000 shares of Stock to be sold by the Selling Stockholders is herein called the “Firm Shares” and the aggregate of 1,800,000 additional shares of Stock to be sold by the Selling Stockholders is herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriter elects to purchase pursuant to Section 3 hereof are herein collectively called the “Shares”.

1. The Company represents and warrants to, and agrees with, the Underwriter that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S–3 (File No. 333-202545) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; the Initial Registration Statement and any post-effective amendment thereto, including all documents incorporated by reference therein or in the prospectus contained therein, each in the form heretofore delivered to you, became effective upon filing; no other document with respect to the Initial Registration Statement or document incorporated by reference therein or in the prospectus contained therein has heretofore been filed with the Commission other than prospectus supplements filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Underwriter; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any part thereof, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the prospectus relating to the Shares filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; the Base Prospectus, as supplemented by each preliminary prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act, is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement, including all exhibits thereto and including any prospectus supplement relating to the Shares filed with the Commission and deemed by virtue of Rule 430A, Rule 430B or Rule 430C under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented by any preliminary prospectus supplement relating to the Shares immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; the Base Prospectus, as supplemented by the final prospectus supplement relating to the Shares in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus” (any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, the Pricing Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”); any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”;

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Underwriter Information (as defined below) or information furnished in writing to the Company by a Selling Stockholder expressly for use therein (“Selling Stockholder Information”), it being understood and agreed that, with respect to each Selling Stockholder, the only such information furnished by such Selling Stockholder consists of its legal name, address and the table and corresponding footnotes (excluding percentages) that appear under the caption “Selling Stockholders” in the Pricing Disclosure Package and the Prospectus. For purposes of this Agreement, “Underwriter Information” means information furnished in writing to the Company by the Underwriter expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is the date and time when sales of Shares were first made; the Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, and each Section 5(d) Writing listed on Schedule II(d) hereto, each as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus or Section 5(d) Writing in reliance upon and in conformity with Underwriter Information or Selling Stockholder Information;

(d) The documents incorporated by reference in the Registration Statement, Pricing Prospectus and Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Underwriter Information or Selling Stockholder Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Underwriter Information or Selling Stockholder Information;

(f) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package, there has not been any change in the capital stock (other than as a result of the grant or exercise of stock options or restricted stock pursuant to the Company’s 2013 Stock Incentive Plan) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, consolidated stockholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Disclosure Package;

(g) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under, to the knowledge of the Company, valid, subsisting and enforceable leases, subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally, and (ii) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and corporate authority to own its properties and conduct its business as described in the Pricing Disclosure Package, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, and each subsidiary of the Company has been duly organized and is validly existing as a business entity in good standing under the laws of its jurisdiction of organization, in each case, except where the failure to be so qualified or be in good standing would not individually or in the aggregate have a Material Adverse Effect, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(i) The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and, except for directors’ qualifying shares, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(j) [Reserved];

(k) The sale of the Shares to be purchased by the Underwriter and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) violate the provisions of the certificate of incorporation or by-laws of the Company or any of its subsidiaries, or (iii) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, with respect to clauses (i) and (iii), for such conflicts, breaches or violations as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the performance by the Company of its obligations under this Agreement, except for the registration under the Act of the Shares, the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements, and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws, the rules and regulations of FINRA or the NASDAQ Stock Market LLC in connection with the purchase and distribution of the Shares by the Underwriter;

(l) Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws or similar organizational documents or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii) for such defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(m) The statements set forth in the Pricing Disclosure Package and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the captions “Material U.S. Tax Considerations for Non-U.S. Holders of Common Stock” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete, in all material respects;

(n) Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(o) The Company is not and, after giving effect to the offering, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p) (A) (i) At the time of filing the Initial Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the time of filing the Initial Registration Statement the Company was not and, as of each Time of Delivery, will not be an “ineligible issuer,” as defined in Rule 405 under the Act;

(q) BDO USA, LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act, the rules and regulations of the Commission thereunder and the Public Accounting Oversight Board;

(r) The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; the financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement comply with the applicable requirements of the Act and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved except as disclosed therein; the supporting schedules included or incorporated by reference in the Registration Statement, if any, present fairly in accordance with GAAP the information required to be stated therein; the selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein, except as disclosed therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act and the rules and regulations of the Commission thereunder; to the extent included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, the pro forma financial information and the related notes thereto included therein have been prepared in accordance with the applicable requirements of the Act and comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K, to the extent applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Prospectus and the Prospectus in all material respects; all other financial information included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby;

(s) The Company and its directors and officers, in their capacities as such, have taken all necessary actions to ensure that the Company is and, upon the effectiveness of the Registration Statement will continue to be, in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith;

(t) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles (“GAAP”). The Company and each of its subsidiaries in which it owns a majority interest maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(u) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(v) The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act;

(w) This Agreement has been duly authorized, executed and delivered by the Company;

(x) The Company and its subsidiaries own or have the right to use pursuant to license, sublicense, agreement or permission, or can acquire on reasonable terms ownership of or adequate rights to, the patents, trademarks, service marks, patent applications, trade names, copyrights, trade secrets, domain names, information, know-how, proprietary rights and processes (collectively, “Intellectual Property”) necessary for their respective businesses as described in the Pricing Disclosure Package and the Prospectus and, to the Company’s knowledge, necessary in connection with the products and services under development, without any known conflict with or infringement of the intellectual property rights of others, and have taken all reasonable steps necessary to secure interests in such Intellectual Property and have taken all reasonable steps necessary to secure assignment of such Intellectual Property from its employees and contractors; except as set forth in the Pricing Disclosure Package and the Prospectus, there has not been any infringement by any third party of any Intellectual Property or other similar rights of the Company or any of its subsidiaries; except as set forth in the Pricing Disclosure Package and the Prospectus, there are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required to be set forth in the Pricing Disclosure Package and the Prospectus; except as set forth in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Pricing Disclosure Package and the Prospectus; none of the technology employed by the Company has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or, to the Company’s knowledge, any of its directors or executive officers or any of its employees or otherwise in violation of the rights of any persons; except as disclosed in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received any written communications alleging that the Company or any of its subsidiaries has violated, infringed or conflicted with, or, by conducting its business as set forth in the Pricing Disclosure Package and the Prospectus, would violate, infringe or conflict with any of the Intellectual Property of any other person or entity other than any such violations, infringements or conflicts which, individually or in the aggregate, have not had, and are not reasonably likely to result in, a Material Adverse Effect; and the Company and its subsidiaries have taken and will maintain reasonable measures to prevent the unauthorized dissemination or publication of their confidential information and, to the extent contractually required to do so, the confidential information of third parties in their possession;

(y) The Company and its subsidiaries have (i) paid all federal, state, local and foreign taxes required to be paid through the date hereof, except any such taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP, and (ii) filed all tax returns required to be filed through the date hereof, in each case, except for those returns for which a request for extension has been filed; and there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets;

(z) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Pricing Prospectus and the Prospectus, except where the failure to so possess or to have made such declarations or filings, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or material modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course;

(aa) No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of its subsidiaries’ principal suppliers, manufacturers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party;

(bb) (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for noncompliance that would not reasonably be expected to result in material liability to the Company or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, excluding transactions effected pursuant to a statutory or administrative exemption, has occurred with respect to any Plan that could reasonably be expected to result in a material liability to the Company or its subsidiaries; (iii) neither the Company nor any member of its Controlled Group have ever maintained or contributed to or participated in a Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA) or a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA; and (iv) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its subsidiaries taken as a whole;

(cc) (i) The Company and its subsidiaries (A) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, orders and other legally enforceable requirements relating to the hazardous or toxic substances or wastes, pollutants or contaminants, the environment, natural resources or the protection of human or worker health or safety (collectively, “Environmental Laws”), (B) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) have not received notice of any actual or potential liability (including, without limitation, such liability of a third party that could reasonably be expected to adversely affect the Company or any of its subsidiaries) under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Pricing Disclosure Package and the Prospectus, (A) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which the Company reasonably believes no monetary sanctions of $100,000 or more will be imposed, (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (C) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws;

(dd) There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Substances by, due to or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or would reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property, in violation of any Environmental Laws or in a manner or amount or to a location that would reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Substances” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, and polychlorinated biphenyls, that is regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the indoor or outdoor environment;

(ee) Neither the Company nor any of the subsidiaries has violated (i) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (ii) any applicable wage or hour laws or (iii) any provision of ERISA or the rules and regulations thereunder, except in the case of clause (i) or (ii), where the violation, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(ff) The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are reasonable and is ordinary and customary for comparable companies in the same or similar businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

(gg) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the rules and regulations thereunder, including, without limitation, by making use of mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(hh) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(ii) Neither the Company nor any of its subsidiaries (collectively, the “Entity”) nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria); for the past five (5) years, the Entity has not engaged in, is not now engaged in, and will not engage in (in each case except as described in the Pricing Disclosure Package), any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering of the Shares sold by it hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person subject to any Sanctions;

(jj) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects, and the Company has obtained the written consent to the use of such data from such sources to the extent required by any statute or any order, rule or regulation of any court or governmental agency or body having any jurisdiction over the Company or any of its subsidiaries or any of their properties, or any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject;

(kk) There are no persons with registration rights or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as may be described in the Pricing Disclosure Package and the Prospectus or that have been waived with respect to the offering of the Shares. The holders of outstanding shares of the Company’s capital stock are not entitled to preemptive or other rights to subscribe for the Shares that have not been complied with or otherwise effectively waived;

(ll) The Company’s board of directors meets the independence requirements of, and has established an audit committee and a compensation committee, in each case, that meets the independence requirements of, the rules and regulations of the Commission and the NASDAQ Global Market LLC (the “Exchange”);

(mm) The Company has operated its business in a manner compliant in all material respects with all privacy, data security and data protection laws and regulations, all contractual obligations and all Company policies applicable to the Company’s collection, handling, usage, disclosure and storage of all personally identifiable data (“Personal Data”), along with all other data, including without limitation, IP addresses, mobile device identifiers and website usage activity data (“Device and Activity Data”). In addition, in collecting, handling, using, disclosing and/or storing Device and Activity Data, the Company complies in all material respects with all applicable industry guidelines and codes of conduct. The Company has implemented and maintains policies and procedures designed to ensure the integrity, security and confidentiality of all Personal Data and all Device and Activity Data collected, handled, used, disclosed and/or stored by the Company in connection with the Company’s operation of its business. The Company complies in all material respects with, has policies and procedures in place designed to ensure privacy, data security and data protection laws are complied with and takes appropriate steps which are reasonably designed to assure compliance in all material respects with such policies and procedures. Such policies and procedures comply in all material respects with all laws and regulations applicable to the Company as well as all contractual obligations applicable to Company. The Company has required and does require all third parties to which it provides any Personal Data or Device and Activity Data to maintain the privacy and security of such Personal Data or Device and Activity Data, as applicable, including by contractually requiring such third parties to protect such Personal Data or Device Activity Data, as applicable, from unauthorized access by and/or disclosure to any unauthorized third parties. The Company has not experienced any security incident that has compromised the privacy and/or security of any Personal Data;

(nn) The Company has not and, to its knowledge, no one acting on its behalf has, (i) taken, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Shares, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company other than as contemplated in this Agreement;

(oo) Since the date as of which information is given in the Pricing Prospectus, and except as may otherwise be disclosed in the Pricing Prospectus, the Company has not (i) issued or granted any securities, other than pursuant to employee benefit plans, stock option plans or other employee compensation plans disclosed in the Pricing Disclosure Package or pursuant to outstanding options, rights or warrants, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividends on its capital stock;

(pp) Except as described in the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering; and

(qq) From the time of initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”).

2. (A) Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, the Underwriter that:

(a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder have been obtained, except the registration under the Act and the Exchange Act of the Shares, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws or from FINRA or the Exchange in connection with the purchase and distribution of the Shares by the Underwriter;

(b) Such Selling Stockholder has full power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(c) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with its obligations under this Agreement will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject that, individually or in the aggregate, would have a material adverse effect on such Selling Stockholder’s ability to perform its obligations under this Agreement, (B) result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation or the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder that, individually or in the aggregate, would have a material adverse effect on such Selling Stockholder’s ability to perform its obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder, except the registration under the Act and the Exchange Act of the Shares, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws or from FINRA or the Exchange in connection with the purchase and distribution of the Shares by the Underwriter;

(d) Such Selling Stockholder is, and immediately prior to each Time of Delivery (as defined in Section 6 hereof) such Selling Stockholder will be record and beneficial owners of the Shares to be sold by such Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, assuming that the Underwriter acquires its interest in the Shares it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), the Underwriter will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares, and no action based on an adverse claim (within the meaning of Section 8-102 of the UCC) may be successfully asserted against the Underwriter under the UCC as in effect in the State of New York with respect to such Shares;

(e) On or prior to the date of the Pricing Prospectus, such Selling Stockholder has executed and delivered to the Underwriter an agreement substantially in the form of Annex II hereto;

(f) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(g) To the extent that any statements made in the Registration Statement, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with the Selling Stockholder Information furnished to the Company by such Selling Stockholder expressly for use therein, such statements made in the Registration Statement did, and such statements made in the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

(h) Such Selling Stockholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(B) Each of the Selling Stockholders other than Warburg Pincus Private Equity X, L.P., Warburg Pincus X Partners, L.P., WP Expedition Co-Invest L.P., GS Capital Partners VI Fund, L.P., GS Capital Partners VI Parallel, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI GMBH & Co. KG, MBD 2011 Holdings, L.P., Bridge Street 2011, L.P. and Bridge Street 2011 Offshore, L.P. (collectively, the “Sponsor Sellers”) (such other Selling Stockholders, the “Non-Sponsor Sellers”), severally and not jointly, represents and warrants to, and agrees with, the Underwriter that:

(a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Non-Sponsor Seller of the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Non-Sponsor Seller hereunder, have been obtained, except the registration under the Act and the Exchange Act of the Shares, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws or from FINRA or the Exchange in connection with the purchase and distribution of the Shares by the Underwriter;

(b) Such Non-Sponsor Seller has full power and authority to enter into the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Non-Sponsor Seller hereunder;

(c) The compliance by such Non-Sponsor Seller with its obligations under the Power of Attorney and the Custody Agreement will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Non-Sponsor Seller is a party or by which such Non-Sponsor Seller is bound or to which any of the property or assets of such Non-Sponsor Seller is subject that, individually or in the aggregate, would have a material adverse effect on such Non-Sponsor Seller’s ability to perform its obligations under the Power of Attorney or the Custody Agreement, (B) result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Non-Sponsor Seller if such Non-Sponsor Seller is a corporation or the Partnership Agreement of such Non-Sponsor Seller if such Non-Sponsor Seller is a partnership or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Non-Sponsor Seller or any of its subsidiaries or any property or assets of such Non-Sponsor Seller that, individually or in the aggregate, would have a material adverse effect on such Non-

Sponsor Seller’s ability to perform its obligations under the Power of Attorney and the Custody Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Non-Sponsor Seller of its obligations under the Power of Attorney and the Custody Agreement and the consummation by such Non-Sponsor Seller of the transactions contemplated by the Power of Attorney and the Custody Agreement in connection with the Shares to be sold by such Non-Sponsor Seller hereunder, except the registration under the Act and the Exchange Act of such Shares, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws or from FINRA or the Exchange in connection with the purchase and distribution of such Shares by the Underwriter;

(d) Such Non-Sponsor Seller has (i) authorized American Stock Transfer & Trust Company, LLC to place in a book-entry account established for such purchase all of the Shares to be sold by such Non-Sponsor Seller hereunder, (ii) has placed such Shares in custody under a Custody Agreement in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Non-Sponsor Seller to the Company, as custodian (the “Custodian”), and (iii) such Non-Sponsor Seller has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule I hereto, and each of them, as such Non-Sponsor Seller’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to (A) execute and deliver this Agreement on behalf of such Non-Sponsor Seller, (B) to determine the purchase price to be paid by the Underwriter to such Non-Sponsor Seller as provided in Section 3 hereof, (C) to authorize the delivery of the Shares to be sold by such Non-Sponsor Seller hereunder and (D) otherwise to act on behalf of such Non-Sponsor Seller in connection with the transactions contemplated by this Agreement and the Custody Agreement; and

(e) The Shares held in custody for such Non-Sponsor Seller under the Custody Agreement are subject to the interests of the Underwriter hereunder; the arrangements made by such Non-Sponsor Seller for such custody, and the appointment by such Non-Sponsor Seller of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Non-Sponsor Sellers hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Non-Sponsor Seller or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Non-Sponsor Seller or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Non-Sponsor Seller hereunder, the Shares to be sold by such Non-Sponsor Seller hereunder shall be delivered by or on behalf of the Non-Sponsor Sellers in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

3. Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholders, at a purchase price per share of $19.00, the number of Firm Shares set forth opposite each such Selling Stockholder’s name in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Stockholders, as and to the extent indicated in Schedule I hereto agree, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 3, the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares).

The Selling Stockholders, as and to the extent indicated in Schedule I hereto, hereby grant, severally and not jointly, to the Underwriter the right to purchase at its election up to 1,800,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, the Sponsor Sellers and the Attorneys-in-Fact, given within a period of 1 calendar day after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 6 hereof) or, unless you, the Company, the Sponsor Sellers and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

4. [Reserved].

5. Upon the authorization by you of the release of the Firm Shares, the Underwriter proposes to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

6. (a) The Shares to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Underwriter, through the facilities of the Depository Trust Company (“DTC”), for the account of the Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Sponsor Sellers and the Custodian to the Underwriter at least forty-eight hours in advance. The Selling Stockholders will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on March 11, 2015 or such other time and date as the Underwriter, the Company, the Sponsor Sellers and the Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the

Underwriter in each written notice given by the Underwriter of the Underwriter’s election to purchase such Optional Shares, or such other time and date as the Underwriter, the Company, the Sponsor Sellers and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 10 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 10(s) hereof will be delivered at the offices of Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

7. The Company agrees with the Underwriter:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery of which you disapprove promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction in which it is not otherwise subject to taxation on the date hereof;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish you with electronic copies of the Prospectus, and furnish to you with written copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to you and to any dealer in securities (whose name and address you shall furnish to the Company) as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case you are required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at your expense, to prepare and deliver to you as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158), which may be satisfied by filing on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (such system, or any successor to such system, “EDGAR”);

(e) During the period beginning from the date hereof and continuing to and including the date that is ninety (90) days after the date of the Prospectus (the “Company Lock-Up Period”), not to (A) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of the Underwriter; provided, however, that the foregoing restrictions shall not apply to (1) the Shares to be sold hereunder, (2) the issuance by the Company of shares of Stock upon the exercise of an option or warrant or the conversion of a security, in each case, that is outstanding on the date hereof and described in the Pricing Disclosure Package, (3) the issuance by the Company of Stock, restricted stock units or other securities convertible into or exercisable for shares of Stock, in each case pursuant to or subject to the Company’s 2013 Stock Incentive Plan described in the Pricing Disclosure Package, (4) the entry into an agreement providing for the issuance by the Company of shares of Stock or any security convertible into or exercisable for shares of Stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement, and (5) the entry into an agreement providing for the issuance of shares of Stock or any security convertible into or exercisable for shares of Stock in connection with joint ventures, commercial relationships, equipment leasing, debt financing or other commercial transactions, and the issuance of any such securities pursuant to any such agreement; provided, that in the case of clauses (4) and (5), the aggregate number of shares of Stock that the Company may sell or issue or agree to sell or issue pursuant to clauses (4) and (5) shall not exceed 10% of the total number of shares of Stock issued and outstanding immediately following the completion of the transactions completed by this Agreement; and provided further that in the case of clauses (2) through (5), the Company shall (x) cause each recipient of such securities to execute and deliver to you, on or prior to the issuance of such securities, a Lock-Up Agreement, and (y) enter stop transfer instructions with the Company’s transfer agent and registrar on such securities, which the Company agrees it will not waive or amend without the prior written consent of the Underwriter;

(f) During a period of three years from the effective date of the Registration Statement, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that no reports, documents or other information need be furnished pursuant to this Section 7(f) to the extent they are available on EDGAR;

(g) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders and not available on EDGAR, and to deliver to you (i) as soon as they are available and upon your request, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed other than those reports and financial statements that are available on EDGAR; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission), provided that no such additional information shall be required if the disclosure of additional information would result in a violation of Regulation FD; and provided, further, that the Company may satisfy the requirements of this subsection by making any such report, communication or information generally available on its website under the “Investor Relations” section thereof;

(h) [Reserved];

(i) [Reserved];

(j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k) [Reserved]; and

(l) Upon the reasonable request of the Underwriter, to furnish, or cause to be furnished, to the Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by the Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

8. (a) The Company represents and agrees that, without the prior consent of the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and the Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Underwriter is listed on Schedule II(a) hereto;

(b) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Underwriter with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Underwriter that are listed on Schedule II(d) hereto; and the Company reconfirms that the Underwriter has been authorized to act on its behalf in engaging in Section 5(d) Communications;

(c) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(d) The Company will promptly notify the Underwriter if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the Company Lock-Up Period;

(e) The Underwriter represents and agrees that any Section 5(d) Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and

(f) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriter and, if requested by the Underwriter, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Section 5(d) Writing made in reliance upon and in conformity with Underwriter Information or Selling Stockholder Information.

9. The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 7(b) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of one counsel for the Underwriter in connection with, any required review by FINRA of the terms of the sale of the Shares in an amount not to exceed $25,000; (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any Attorneys-in-Fact, Custodian, transfer agent or registrar; (viii) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, in the form of a Canadian “wrapper” (including related, reasonable, documented fees and disbursements of Canadian counsel to the Underwriter); (ix) the reasonable fees and disbursements of Cleary Gottlieb Steen & Hamilton LLP, counsel for Warburg Pincus Private Equity X, L.P., Warburg Pincus X Partners, L.P., WP Expedition Co-Invest L.P (collectively, the “Warburg Sponsor Sellers”) and the Non-Sponsor Sellers, and of Freshfields Bruckhaus Deringer LLP, counsel for GS Capital Partners VI Fund, L.P, GS Capital Partners VI Parallel, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI GMBH & Co. KG, MBD 2011 Holdings, L.P., Bridge Street 2011, L.P. and Bridge Street 2011 Offshore, L.P. (collectively, the “GS Sponsor Sellers”), as applicable; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided that, in connection with the “road show” undertaken in connection with the marketing of the Shares, (A) the Company and the Underwriter will each bear 50% of the costs associated with any aircraft used; (B) the Company and the Underwriter will each pay their own costs associated with hotel accommodations; and (C) the Underwriter will pay the costs and expenses associated with ground transportation, group functions and any electronic “road show”. Without limiting the foregoing, as between the Company and the Selling Stockholders, the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of all matters relating to the sale and purchase of the Shares by the Selling Stockholders pursuant to this Agreement (other than, in the case of each Selling Stockholder, the underwriting discounts and commissions and any transfer taxes payable in respect of the Shares sold by such Selling Stockholder to the Underwriter hereunder). It is understood, however, that except as provided in this Section 9, and Sections 11 and 14 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

10. The obligations of the Underwriter hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 7(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Goodwin Procter LLP, counsel for the Underwriter, shall have furnished to you such written opinion or opinions dated such Time of Delivery in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company, shall have furnished to you their written opinion dated such Time of Delivery in form and substance satisfactory to you;

(d) The counsel for the Warburg Sponsor Sellers, as indicated in Schedule I hereto, shall have furnished to you their written opinion with respect to each of the Warburg Sponsor Sellers for whom they are acting as counsel dated such Time of Delivery in form and substance satisfactory to you;

(e) The counsel for the Non-Sponsor Sellers, as indicated in Schedule I hereto, shall have furnished to you their written opinion with respect to each of the Non-Sponsor Sellers for whom they are acting as counsel dated such Time of Delivery in form and substance satisfactory to you;

(f) The counsel for the GS Sponsor Sellers, as indicated in Schedule I hereto, shall have furnished to you their written opinion with respect to each of the GS Sponsor Sellers for whom they are acting as counsel dated such Time of Delivery in form and substance satisfactory to you;

(g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, BDO USA, LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of the letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

(h) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package there shall not have been any change in the capital stock (other than as a result of the grant or exercise of stock options or restricted stock pursuant to the Company’s 2013 Stock Incentive Plan) or long-term debt of the Company or any of its subsidiaries or any material change, or any development involving a prospective material change, in the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(j) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by Federal, New York or Massachusetts State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(k) The Shares to be sold at such Time of Delivery shall have been duly listed on the Exchange;

(l) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Shares;

(m) The Company shall have obtained and delivered to the Underwriter executed copies of an agreement from each of the Company’s executive officers and directors and the Selling Stockholders listed on Schedule III hereto, substantially to the effect set forth in Annex II hereto in form and substance satisfactory to you (each, a “Lock-Up Agreement”);

(n) The Company shall have complied with the provisions of Section 7(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(o) The Company and the Selling Stockholders including, in the case of the Non-Sponsor Sellers, the Attorneys-in-Fact, shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers or authorized representatives of the Company and the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section 10;

(p) At each Time of Delivery, the Chief Executive Officer and the Chief Financial Officer of the Company, in their capacities as such, shall have furnished to the Underwriter a certificate, dated the respective dates of delivery thereof, to the effect that each such officer has carefully examined the Registration Statement, the Pricing Prospectus, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Shares, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and at such Time of Delivery with the same effect as if made on such Time of Delivery and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Time of Delivery;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Pricing Prospectus and the Prospectus (exclusive of any supplement thereto).

(q) At each Time of Delivery, the Underwriter shall have received a certificate of the Secretary of the Company, as to such matters as the Underwriter may reasonably request;

(r) At each Time of Delivery, the Chief Financial Officer of the Company, in his capacity as such, shall have furnished to the Underwriter a certificate, dated the respective dates of delivery thereof, with respect to certain financial and accounting information in the Registration Statement, the Pricing Prospectus and the Prospectus and any amendment or supplement thereto, in form and substance satisfactory to the Underwriter; and

(s) At each Time of Delivery, the Company and the Selling Stockholders shall have furnished to the Underwriter such additional information, certificates, opinions or documents as the Underwriter may reasonably request.

11. (a) The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (x) the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Section 5(d) Writing, or (y) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any Marketing Materials, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with Underwriter Information.

(b) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Section 5(d) Writing, or any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any Marketing Materials, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with Selling Stockholder Information; and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any Marketing Materials, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with Underwriter Information.

(c) The Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any Section 5(d)

Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any Section 5(d) Writing, in reliance upon and in conformity with Underwriter Information; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 11 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, by each of the Selling Stockholders and by the Underwriter from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of each of the Selling Stockholders and of the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and each of the Selling Stockholders, on the one hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and each of the Selling Stockholders, and the benefits received by the Underwriter, on the other hand, shall be deemed to be the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriter on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No Selling Stockholder will have any liability under this subsection (e) unless such Selling Stockholder would have had liability for indemnification under Section 11(b) in accordance with its terms.

(f) The obligations of the Company and the Selling Stockholders under this Section 11 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act and each broker-dealer affiliate of the Underwriter; and the obligations of the Underwriter under this Section 11 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

(g) The liability of each Selling Stockholder under the indemnity and contribution agreements contained in Sections 11(b) and 11(e) shall not exceed the net proceeds (net of underwriting discounts and commissions) received by such Selling Stockholder from the sale of the Shares sold by such Selling Stockholder pursuant to this Agreement.

12. [Reserved.]

13. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

14. If for any reason any Shares are not delivered by or on behalf of the Company or any Selling Stockholder as provided herein, the Company will reimburse the Underwriter for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and such Selling Stockholder shall then be under no further liability to the Underwriter except as provided in Sections 9 and 11 hereof.

15. In all dealings with any of the Non-Sponsor Sellers hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Non-Sponsor Seller made or given by any or all of the Attorneys-in-Fact for such Non-Sponsor Seller.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriter to properly identify its clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, and a copy (which shall not constitute notice) shall be delivered to Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109, Attention: Mark T. Bettencourt, Esq. and Joseph C. Theis, Esq.; if to any Non-Sponsor Seller, shall be delivered or sent by mail, telex or facsimile transmission to the Attorney-in-Fact for such Non-Sponsor Seller, and a copy (which shall not constitute notice) to counsel for such Non-Sponsor Seller, each at its respective address set forth in Schedule I hereto; if to any Sponsor Seller other than the GS Sponsor Sellers, shall be delivered to Warburg Pincus LLC, 450 Lexington Avenue, New York, NY 10017, Attention: Lora Giampetruzzi, Esq., and a copy (which shall not constitute notice) to Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, NY 10006, Attention: Sandra L. Flow, Esq.; if to any GS Sponsor Seller, shall be delivered to Goldman, Sachs & Co., 200 West Street, New York, NY 10282, Attention: Deirdre Harding, Esq., and a copy (which shall not constitute notice) to Freshfields Bruckhaus Deringer US LLP, 601 Lexington Avenue, 31st Floor, New York, NY 10022, Attention, Michael Levitt, Esq.; if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary, with a copy to Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, Attention: Mark G. Borden, Esq., David A. Westenberg, Esq. and Jason L. Kropp, Esq.; and if to any executive officer or director (other than any executive officer or director who is a Selling Stockholder) that has delivered a Lock-Up Agreement shall be delivered or sent by mail to his or her respective address provided in Schedule III hereto or such other address as such executive officer or director provides in writing to the Company; provided, however, that any notice to the Underwriter pursuant to Section 11(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to the Underwriter at its address set forth in its Underwriter’s Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request; provided further that notices under subsection 7(e) shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and the Selling Stockholders and, to the extent provided in Sections 11 and 13 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18. The Company and each Selling Stockholder, severally and not jointly, acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and such Selling Stockholder, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or such Selling Stockholder, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company or such Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or such Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and such Selling Stockholder have each consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholder, severally and not jointly, agree that they will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or such Selling Stockholder, in connection with such transaction or the process leading thereto.

19. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriter, or any of them, with respect to the subject matter hereof.

20. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of the laws of any other jurisdiction.

21. The Company, each Selling Stockholder and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

23. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to tax treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and the Underwriter plus one for each counsel and the Custodian counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter, the Company and each of the Selling Stockholders.

[Remainder of Page Intentionally Left Blank.]

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that such person has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney that authorizes such Attorney-in-Fact to take such action.

Very truly yours,

Endurance International Group Holdings, Inc.

By:	/s/ Hari Ravichandran
Name:	Hari Ravichandran
Title:	President and CEO

Hari Ravichandran
The Thomas and Aviva Gorny Family Trust
Tivanka Ellawala
Katherine Andreasen
David C. Bryson
Ronald A. LaSalvia
John M. Mone
Blake Cunneen

By:	/s/ Hari Ravichandran
Name:	Hari Ravichandran
Title:	President and CEO
As Attorney-in-Fact

[Signature Page to Underwriting Agreement]

WARBURG PINCUS PRIVATE EQUITY X, L.P.

By:	Warburg Pincus X, L.P., its general partner

By:	Warburg Pincus X GP L.P., its general partner

By:	WPP GP LLC, its general partner

By:	Warburg Pincus Partners L.P., its managing member

By:	Warburg Pincus Partners GP LLC, its general partner

By:	Warburg Pincus & Co., its managing member

By:	/s/ JAMES C. NEARY
Name:	JAMES C. NEARY
Title:	Managing Director

WARBURG PINCUS X PARTNERS, L.P.

By:	Warburg Pincus X, L.P., its general partner

By:	Warburg Pincus X GP L.P., its general partner

By:	WPP GP LLC, its general partner

By:	Warburg Pincus Partners L.P., its managing member

By:	Warburg Pincus Partners GP LLC, its general partner

By:	Warburg Pincus & Co., its managing member

By:	/s/ JAMES C. NEARY
Name:	JAMES C. NEARY
Title:	Managing Director

[Signature Page to Underwriting Agreement]

WP EXPEDITION CO-INVEST L.P.

By:	Warburg Pincus Partners L.P., its general partner

By:	Warburg Pincus Partners GP LLC, its general partner

By:	Warburg Pincus & Co., its managing member

By:	/s/ JAMES C. NEARY
Name:	JAMES C. NEARY
Title:	Managing Director

[Signature Page to Underwriting Agreement]

GS Capital Partners VI Fund, L.P.

By:	GSCP VI Advisors, L.L.C.,
its general partner

By:	/s/ Joseph P. Disabato
Name:	Joseph P. Disabato
Title:	Vice President

GS Capital Partners VI Parallel, L.P.

By:	GS Advisors VI, L.L.C.,
its general partner

By:	/s/ Joseph P. Disabato
Name:	Joseph P. Disabato
Title:	Vice President

Bridge Street 2011, L.P.

By:	Bridge Street 2011 Advisors, L.L.C.,
its general partner

By:	/s/ Joseph P. Disabato
Name:	Joseph P. Disabato
Title:	Vice President

GS Capital Partners VI Offshore Fund, L.P.

By:	GSCP VI Offshore Advisors, L.L.C.,
its general partner

By:	/s/ Joseph P. Disabato
Name:	Joseph P. Disabato
Title:	Vice President

[Signature Page to Underwriting Agreement]

Bridge Street 2011 Offshore, L.P.

By:	Bridge Street 2011 Offshore Advisors, Inc.,
its general partner

By:	/s/ Joseph P. Disabato
Name:	Joseph P. Disabato
Title:	Vice President

MBD 2011 Holdings, L.P.

By:	MBD 2011 Offshore Advisors, Inc.,
its general partner

By:	/s/ Joseph P. Disabato
Name:	Joseph P. Disabato
Title:	Vice President

GS Capital Partners VI GmbH & Co. KG

By:	GS Advisors VI, L.L.C.,
its managing limited partner

By:	/s/ Joseph P. Disabato
Name:	Joseph P. Disabato
Title:	Vice President

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Credit Suisse Securities (USA) LLC

By:	/s/ Tobias Jordan
Name:	Tobias Jordan
Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
The Selling Stockholder(s):
Warburg Pincus Private Equity X, L.P.(a)	5,626,412	843,961
Warburg Pincus X Partners, L.P.(a)	179,998	27,000
WP Expedition Co-Invest L.P.(a)	2,078,882	311,833
GS Capital Partners VI Fund, L.P.(b)	1,100,401	165,060
GS Capital Partners VI Parallel, L.P. (b)	302,592	45,389
Bridge Street 2011, L.P. (b)	88,341	13,251
GS Capital Partners VI Offshore Fund, L.P. (b)	915,275	137,291
Bridge Street 2011 Offshore, L.P. (b)	38,772	5,816
MBD 2011 Holdings, L.P. (b)	57,779	8,667
GS Capital Partners VI GmbH & Co. KG (b)	39,108	5,866
Hari Ravichandran(c)	1,296,110	194,416
The Thomas and Aviva Gorny Family Trust (c)	145,000	21,750
Tivanka Ellawala (c)	17,391	2,609
Katherine Andreasen (c)	14,200	2,130
David C. Bryson (c)	35,000	5,250
Ronald A. LaSalvia (c)	33,000	4,950
John M. Mone (c)	21,739	3,261
Blake I. Cunneen (c)	10,000	1,500

Total	12,000,000	1,800,000

(a) This Selling Stockholder is represented by Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, NY 10006.

(b) This Selling Stockholder is represented by Freshfields Bruckhaus Deringer US LLP, 601 Lexington Avenue, 31st Floor, New York, New York 10022.

(c) This Selling Stockholder is represented by Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, NY 10006, and has appointed Hari Ravichandran, Tivanka Ellawala and David Bryson, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

SCHEDULE II

(a) Issuer Free Writing Prospectuses:

None

(b) Additional documents incorporated by reference

None

(c) Information that, together with the Pricing Prospectus, comprises the Pricing Disclosure Package:

Public offering price per Share – variable.

The number of Shares purchased by the Underwriter is 12,000,000.

(d) Section 5(d) Writings:

None

(e) Issuer Free Writing Prospectuses filed with the Commission:

None

8

SCHEDULE III

Name	Address

Warburg Pincus Private Equity X, L.P.

Warburg Pincus X Partners, L.P.

WP Expedition Co-Invest L.P.

GS Capital Partners VI Fund, L.P.

9

Name	Address

GS Capital Partners VI Offshore Fund, L.P.

GS Capital Partners VI Parallel, L.P.

GS Capital Partners VI GmbH & Co. KG

10

Name	Address

Bridge Street 2011, L.P.

Bridge Street 2011 Offshore, L.P.

MBD 2011 Holdings, L.P.

Thomas Gorny

The Thomas and Aviva Gorny Family Trust

11

Name	Address

The Thomas and Aviva Gorny Irrevocable Trust

The Gorny 2013 Irrevocable Trust

Hari Ravichandran

Ravichandran Family LLC

The 2013 Ravichandran Family GST Trust

The Hari Ravichandran 2013 Grantor Retained Annuity Trust

The HKR 2014 Grantor Retained Annuity Trust

David C. Bryson

Blake I. Cunneen

Ronald A. LaSalvia

John M. Mone

Tivanka Ellawala

Katherine Andreasen

James Neary

Chandler Reedy

12

Name	Address

Justin Sadrian

Joseph DiSabato

Michael Hayford

Dale Crandall

Peter Perrone

Timothy Mathews

13

ANNEX I

Pursuant to Section 10(g) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriter to the effect that:1

(i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

(ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Underwriter;

(iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been furnished to the Underwriter and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that cause them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

(iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years which are included in the Registration Statement;

(v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the

[1]	To be conformed to separately negotiated comfort letter.

14

foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

(vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

(B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

(C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

(D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible

15

securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Underwriter, or any increases in any items specified by the Underwriter, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Underwriter, or any increases in any items specified by the Underwriter, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriter, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriter, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Underwriter, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

16

ANNEX I(a)

COPY OF COMFORT LETTER DELIVERED

PRIOR TO EXECUTION OF THIS AGREEMENT

17

ANNEX I(b)

FORM OF COMFORT LETTER TO BE DELIVERED

AT EACH TIME OF DELIVERY

18

ANNEX II

FORM OF LOCK-UP AGREEMENT

Endurance International Group Holdings, Inc.

Lock-Up Agreement

March     , 2015

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

Re:	Endurance International Group Holdings, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Credit Suisse Securities (USA) LLC (“you” or the “Underwriter”) proposes to enter into an Underwriting Agreement with Endurance International Group Holdings, Inc., a Delaware corporation (the “Company”), and the Selling Stockholders named in Schedule I to such agreement, providing for a public offering of the common stock of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the “SEC”) (such public offering, the “Offering”).

In consideration of the agreement by the Underwriter to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of common stock of the Company, or any options or warrants to purchase any shares of common stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of common stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively, the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Shares the undersigned may purchase in the Offering.

The initial Lock-Up Period will commence on the date hereof and continue for 60 days after the Offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement.

19

Notwithstanding the foregoing, the foregoing restrictions shall not apply to: (i) transfers of the Undersigned’s Shares as a bona fide gift or gifts; (ii) transfers of the Undersigned’s Shares to any immediate family members of the undersigned or any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or any limited partnership the partners of which are the undersigned and/or immediate family members of the undersigned; (iii) transfers of the Undersigned’s Shares by will or intestacy; (iv) transfers of the Undersigned’s Shares to limited or general partners, members, stockholders or affiliates (as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the undersigned or, in the case of a corporation, to a wholly-owned subsidiary of the undersigned; (v) the exercise of the undersigned’s option to purchase Shares granted prior to the date hereof under a stock incentive plan or stock purchase plan of the Company described in the final prospectus used to sell the Shares, or the disposition to the Company of the Undersigned’s Shares pursuant to any contractual relationship in effect on the date of the Underwriting Agreement that provides for the disposition; (vi) transfers of the Undersigned’s Shares acquired on the open market following the Public Offering Date; (vii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Shares; provided that (A) such plan does not provide for the transfer of Shares during the Lock-Up Period and (B) any public announcement regarding the establishment of such plan specifies that no transfer of Shares is permitted during the Lock-Up Period; (viii) the sale of the Undersigned’s Shares to the Underwriter in connection with the Offering; or (ix) transfers of the Undersigned’s Shares with the prior written consent of the Underwriter; provided that, in the case of any transfer or distribution pursuant to clauses (i) through (iv) above, each donee, trustee, legatee, heir, distributee, or other transferee, as the case may be, shall agree to be bound in writing by the restrictions set forth herein and such transfer or distribution shall be a disposition for no value; provided further that, in the case of any transfer, distribution, exercise or disposition pursuant to clauses (i) through (vi) above, no filing under Section 16(a) of the Exchange Act during the Lock-Up Period shall be required or shall be voluntarily made in connection therewith.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clauses (i) through (ix) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

[Notwithstanding anything herein to the contrary, Goldman, Sachs & Co. and its affiliates, other than the undersigned, may engage in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their affiliates’ business.]2

In the event that during the Lock-Up Period, the Underwriter waives any prohibition on the transfer of shares of common stock of the Company held by any person or entity that beneficially owns 5% or more of the outstanding shares of common stock of the Company, the Underwriter shall be deemed to have also waived the prohibitions set forth in this Lock-Up Agreement that would otherwise have applied to the undersigned on the same terms as and with respect to the same percentage of the Undersigned’s Shares as the relative percentage of aggregate shares held by such party receiving the waiver which are subject to such waiver. In the event that, as a

[2]	To be inserted only in Lock-Up Agreement of Goldman affiliates.

20

result of this paragraph, any of the Undersigned’s Shares are released from the restrictions imposed by this Lock-Up Agreement, the Underwriter shall use its commercially reasonable efforts to notify the undersigned within three (3) business days of the percentage of shares of Common Stock held by the undersigned that has been released; provided, that the failure to give such notice shall not give rise to any claim or liability against the Underwriter.

The undersigned understands that the Company and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement and related restrictions shall automatically terminate and be of no further force or effect upon the earliest to occur, if any, of (a) the Underwriter, on the one hand, or the Company, on the other hand, advising the other in writing prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Offering, (b) the termination of the Underwriting Agreement before the sale of any Shares to the Underwriter, (c) the registration statement filed with the SEC with respect to the Offering is withdrawn and (d) in the event that the Underwriting Agreement has not been executed by March 31, 2015, provided that the Company may by written notice to the undersigned prior to March 31, 2015 extend such date for a period of up to an additional three months.

[Signature Page Follows]

21

Very truly yours,

Exact Name of Holder (as it appears on the Company’s records)

Authorized Signature

Title